                                                                  Exhibit 23.1



                         Independent Accountants Consent


The Board of Directors
The Multicare Companies, Inc.

         We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


KPMG Peat Marwick LLP

Short Hills, New Jersey
January 15, 1998